UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor

San Francisco, CA  94105

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“Prosper Funding” and, collectively with PMI, the “Registrants”) are filing this Amendment No. 1 on Form 8-K/A (“Amendment”), which was originally filed with the Securities and Exchange Commission on March 15, 2019. The purpose of this Amendment No. 1 is to refile Exhibits 10.1, 10.2, 10.3 and 10.4, which were originally filed with the Form 8-K, to transition to the requirements set forth in Item 601(b) of Regulation S-K permitting registrants to omit confidential information from material contracts filed pursuant to Item 601(b)(10) without the need to submit a confidential treatment request to the Securities and Exchange Commission. The confidential information omitted from Exhibits 10.1, 10.2, 10.3 and 10.4 (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Except for the changes to Exhibits 10.1, 10.2, 10.3 and 10.4, this Amendment does not otherwise update any exhibits as originally filed or previously amended.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 1, 2019, Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“Prosper Funding” and, collectively with PMI, the “Registrants”), as applicable, and WebBank, an FDIC-insured, Utah-chartered industrial bank (“WebBank”), entered into: (i) a Third Amendment to the Asset Sale Agreement, dated July 1, 2016, between Prosper Funding and WebBank (the “Sale Agreement”); (ii) a Third Amendment to the Marketing Agreement, dated July 1, 2016, between PMI and WebBank (the “Marketing Agreement”); and (iii) a First Amendment to the Stand By Purchase Agreement, dated July 1, 2016, between PMI and WebBank (the “Purchase Agreement” and, collectively with the Sale Agreement and Marketing Agreement, the “Origination and Sale Agreements”). The Origination and Sale Agreements, as amended to date, set forth the respective rights and obligations of the Registrants and WebBank with respect to the origination and sales activities for consumer loans originated on or after August 1, 2016.

In connection with the most recent amendments to the Origination and Sale Agreements, the Registrants are filing this Current Report on Form 8-K to provide a summary of prior amendments to the Sale Agreement and the Marketing Agreement. The Registrants, as applicable, and WebBank previously entered into: (i) a First Amendment to the Sale Agreement (the “First Sale Agreement Amendment”), dated October 7, 2016; (ii) a Second Amendment to the Sale Agreement (the “Second Sale Agreement Amendment”), dated March 27, 2017; (iii) a First Amendment to the Marketing Agreement (the “First Marketing Agreement Amendment”), dated October 7, 2016; and (iv) a Second Amendment to the Marketing Agreement, dated November 17, 2017 (the “Second Marketing Agreement Amendment”). Collectively, the First and Second Sale Agreement Amendments and the First and Second Marketing Agreement Amendments are hereinafter referred to as the “Amendments.”

The First and Second Sale Agreement Amendments establish and amend, respectively, a process for identifying certain consumer loans (“Select Loans”) that are not initially offered for sale by WebBank for Prosper Funding to purchase unless Prosper Funding so elects and WebBank agrees to sell, in which case WebBank is obligated to pay Prosper Funding a monthly success fee with respect to the purchased Select Loans. The First Marketing Agreement Amendment amends the terms of certain marketing and servicing obligations set forth in the Marketing Agreement to reflect the establishment of the Select Loans program. The Second Marketing Agreement Amendment, among other things, amends the terms of the parties’ consumer loan program to identify a subset of consumer loans (“Series 1 Loans”) that will not be offered for sale by WebBank for Prosper Funding to purchase, and further establish rights and obligations related to the marketing, origination, and servicing of such Series 1 Loans.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1#	First Amendment to Asset Sale Agreement, dated October 7, 2016, between Prosper Funding LLC and WebBank.

10.2#	Second Amendment to Asset Sale Agreement, dated March 27, 2017, between Prosper Funding LLC and WebBank.

10.3#	First Amendment to Marketing Agreement, dated October 7, 2016, between Prosper Marketplace, Inc. and WebBank.

10.4#	Second Amendment to Marketing Agreement, dated November 17, 2017, between Prosper Marketplace, Inc. and WebBank.

#     Certain confidential information contained in the Exhibits, marked by brackets, has been omitted because the information is (i) not material and (ii) would be competitively harmful if disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: April 22, 2019	By:	/s/ Julie Hwang
Julie Hwang
General Counsel and Secretary

Prosper Funding LLC

Date: April 22, 2019	By:	/s/ Julie Hwang
Julie Hwang
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1#	First Amendment to Asset Sale Agreement, dated October 7, 2016, between Prosper Funding LLC and WebBank.

10.2#	Second Amendment to Asset Sale Agreement, dated March 27, 2017, between Prosper Funding LLC and WebBank.

10.3#	First Amendment to Marketing Agreement, dated October 7, 2016, between Prosper Marketplace, Inc. and WebBank.

10.4#	Second Amendment to Marketing Agreement, dated November 17, 2017, between Prosper Marketplace, Inc. and WebBank.

#     Certain confidential information contained in the Exhibits, marked by brackets, has been omitted because the information is (i) not material and (ii) would be competitively harmful if disclosed.